UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2017, Aptevo Therapeutics Inc. (“ATI”), Aptevo BioTherapeutics LLC (“Aptevo BioT”), a wholly owned subsidiary of ATI, and Venus BioTherapeutics Sub LLC, a wholly owned subsidiary of Aptevo BioT (collectively, the “Company”), entered into an LLC purchase agreement with Saol International Limited (“Saol”).

Pursuant to the terms of the LLC purchase agreement, on the terms and subject to the conditions thereof, Saol will acquire all of the equity interests in Venus BioTherapeutics Sub LLC.  As a result of the acquisition, Saol will acquire the three hyperimmune products currently marketed by the Company:  WinRho® SDF for autoimmune platelet disorder and hemolytic disease of the newborn; HepaGam B® for the prevention of Hepatitis B following liver transplantation and for treatment following hepatitis B exposure; and VARIZIG® for treatment following exposure to varicella zoster virus for individuals with compromised immune systems (the “Hyperimmune Products”).  The purchase price is up to $74.5 million, including an upfront payment of $65.0 million and an additional potential milestone payment totaling up to $7.5 million related to the achievement of certain gross profit milestones. In addition, Aptevo BioT may receive up to $2.0 million related to collection of certain accounts receivable after the closing.  The closing of the transactions contemplated under the LLC purchase agreement is subject to certain customary closing conditions.

The LLC purchase agreement contains customary representations and warranties and covenants by the parties. Generally, the Company has to operate its business in the ordinary course until the completion of the transactions contemplated by the LLC purchase agreement. In addition, the Company has agreed not to solicit or initiate discussions with third parties regarding other alternative proposals.  At the closing of the transaction, the Company will also agree, for a period of five years, to certain non-competition covenants in relation to the products it will no longer be selling or developing as a result of the sale of the Hyperimmune Products.

The LLC purchase agreement may be terminated prior to closing of the transactions contemplated thereby pursuant to provisions that are standard and customary for a transaction of this nature, including by either the Company or Saol in the event that the closing has not occurred on or before December 31, 2017.

The foregoing is only a summary of the material terms of the LLC purchase agreement, and does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC purchase agreement, which will be filed with the Securities and Exchange Commission as an exhibit to ATI’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding the closing of the anticipated sale of the hyperimmune products to Saol Therapeutics and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Current Report, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to the transaction; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; possible negative effects on Aptevo’s business operations, assets or financial results as a result of the transaction; a deterioration in Aptevo’s business or prospects; the parties may be unable to achieve the anticipated benefits of the transaction; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, as filed on August 10, 2017, and other reports filed from time to time. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: August 31, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel